UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006
CLECO CORPORATION
(Exact name of registrant as specified in its charter)
Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Item 3.03        Material Modification to Rights of Security Holders.

            Effective as of February 28, 2006, Cleco Corporation (the "Company") and Computershare Trust Company, N.A. (formerly named Equiserve Trust Company) (the "Rights Agent") entered into that certain First Amendment (the "Amendment") to the Rights Agreement, dated as of July 28, 2000 (the "Rights Agreement"), by and between the Company and the Rights Agent.  The Rights Agent is the transfer agent of the Company's common stock and preferred stock.  Capitalized terms used and not otherwise defined in this Current Report shall have the meaning assigned to such terms in the Rights Agreement.  The Amendment is filed as an exhibit to this Current Report.

            The Amendment deletes provisions in the Rights Agreement relating to the rights to purchase one Fractional Share of Series A Participating Preferred Stock of the Company (the "Rights") to the effect that for certain actions requiring approval of the Company's Board of Directors, approval by the Board must be with the concurrence of a majority of the Continuing Directors then in office.  Under the Amendment, in order for the Rights to be redeemed after a Person becomes an Acquiring Person, certain additional limitations will apply in lieu of the requirement for concurrence of Continuing Directors.  An Acquiring Person is a Person or group that has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of the Company's common stock.  Prior to the Amendment, a Continuing Director was generally defined as a member of the Company's Board of Directors who becomes a member of the Board prior to the time a Person becomes an Acquiring Person or whose nomination or election to the Board is recommended or approved by a majority of the then Continuing Directors, and is neither an officer or employee of the Company nor an Acquiring Person or a Person with specified relationships with an Acquiring Person.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

The following exhibit is filed herewith:

4.1 First Amendment to Rights Agreement, effective as of February 28, 2006, between Cleco Corporation and Computershare Trust Company, N.A. (formerly named Equiserve Trust Company), as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: March 1, 2006	By: /s/ R. Russell Davis
R. Russell Davis
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	First Amendment to Rights Agreement, effective as of February 28, 2006, between Cleco Corporation and Computershare Trust Company, N.A. (formerly named Equiserve Trust Company), as Rights Agent.